EXHIBIT 10.4
SECOND AMENDMENT TO SUBLEASE
This Second Amendment to Sublease (this “Amendment”) is made as of May 1, 2024, by and between Griffin Capital Company, LLC, a Delaware limited liability company (“Sublessor”), and PKST OP, L.P., a Delaware limited partnership (“Sublessee”).
Recitals:
A.    Sublessor and Sublessee (as successor to Peakstone Realty Trust f/k/a Griffin Realty Trust, Inc. by assignment) are parties to that certain Sublease, dated September 1, 2021, as amended by that certain First Amendment to Sublease, dated March 1, 2024 (as amended from time to time, the “Sublease”), pursuant to which Sublessee subleases from Sublessor the office building located at 1520 E. Grand Avenue, El Segundo, CA 90245, as more particularly described in the Sublease.
B.    Pursuant to that certain Consent of Master Landlord to Sublease and Acknowledgment by Sublessor and Sublessee, dated September 1, 2021, and attached to the Sublease as Exhibit D thereto (as amended from time to time, the “Consent”), GCPI, LLC, a Delaware limited liability company (and the Master Landlord under the Master Lease) (“Master Landlord”), consented to the Sublease and the parties made certain other agreements related to the Sublease and Master Lease.
C.    Master Landlord and Sublessor have agreed to amend and restate in its entirety the Master Lease referenced in the Sublease (such original Master Lease, the “Original Master Lease”) pursuant to the terms of that certain Amended and Restated Lease, dated May 1, 2024 (as amended from time to time, the “New Master Lease”), effective as of the date of the New Master Lease (the “New Master Lease Effective Date”).
D.    Sublessor and Sublessee desire to amend the Sublease to reflect the foregoing and make certain other modifications thereto, all pursuant to the terms of this Amendment.
Agreement:
Now, Therefore, the parties hereby agree as follows:
1.Defined Terms. Words whose initial letters are capitalized are defined terms. Any capitalized term that is not defined in this Amendment shall have the same meaning that is ascribed to that term in the Sublease (or, if not defined in the Sublease, shall have the same meaning that is ascribed to that term in the Master Lease).
2.Consent of Sublessee. Sublessee hereby consents to the execution and delivery of the New Master Lease by Sublessor and Master Landlord. Nothing in this Amendment shall be deemed to be a consent by Sublessee to any subsequent amendment to or modification of the Master Lease.

3.Acknowledgments and Agreements of the Parties.
3.1References to “Master Lease”. Sublessor, Sublessee and Master Landlord acknowledge and agree that, from and after the New Master Lease Effective Date, the New Master Lease shall be the “Master Lease” under the Sublease and Consent.
3.2Impact of New Master Lease. For the avoidance of doubt, Sublessor and Master Landlord acknowledge and agree that the execution and delivery of the New Master Lease is not intended to (and shall not) increase Sublessee’s Rent obligations under the Sublease.
4.Reaffirmation of Consent. Notwithstanding the amendment and restatement of the Master Lease or the modifications to the Sublease set forth in this Amendment, Sublessor and Sublessee (a) acknowledge and agree that the Consent shall remain in full force and effect with respect to the Sublease (as amended by this Amendment), (b) reaffirm their respective obligations under the Consent and (c) agree that any reference made in the Consent to the Sublease or any terms or conditions contained therein shall mean the Sublease or those terms or conditions as modified by this Amendment.
5.Additional Provisions.
5.1No Further Modifications. Except as expressly modified in this Amendment, the Sublease shall remain in full force and effect and is expressly ratified and confirmed by the parties hereto.
5.2Recitals. The Recitals to this Amendment are hereby incorporated by reference into the body of this Amendment.
5.3Brokers. Each party represents and warrants to the other that it neither consulted nor negotiated with any broker or finder in connection with the negotiation or execution of this Amendment. Each party shall indemnify, defend and hold harmless the other from and against any claims, losses, costs, expenses or damages that the indemnified party suffers in connection with the indemnifying party’s breach of the foregoing representation and warranty.
5.4Authority. Each party represents and warrants to the other that (a) the representing party is a duly formed and existing entity qualified to do business in the state where the Subleased Premises is located, (b) such party has full right and authority to execute and deliver this Amendment, (c) each person signing on behalf of such party is authorized to do so, and (d) such party’s execution and delivery of this Amendment shall not cause such party to be in violation of any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument by which it is bound, or any law, rule or regulation by which it is bound. Sublessor further represents and warrants that GCPI, LLC, a Delaware limited liability company, is currently the Master Landlord under the Master Lease.
5.5Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.6Counterparts. This Amendment may be executed electronically (including via DocuSign) and in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Electronic copies of the executed copies of this Amendment may be delivered to the parties by facsimile transmission or email and, upon receipt, shall be deemed originals and binding upon the parties hereto.
5.7Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State in which the Subleased Premises is located.
5.8Entire Agreement. This Amendment (and the Sublease as amended by this Amendment, and the Consent) embodies the entire agreement and understanding of the parties related to its subject matter and supersedes all prior proposals, understandings, agreements, correspondence, arrangements and contemporaneous oral agreements relating to the subject matter of this Amendment. No representation, promise, inducement or statement of intention has been made by any party that has not been embodied in this Amendment (or the Sublease as amended by this Amendment, or the Consent).
[Signature Page Follows]

Witness, the duly authorized signatures of Sublessor and Sublessee, as of the date first set forth above.
SUBLESSOR:

Griffin Capital Company, LLC,
a Delaware limited liability company

By:    /s/ Daniel Snell
Name:    Daniel Snell
Title:    CFO and Treasurer

SUBLESSEE:

PKST OP, L.P.,
a Delaware limited partnership

By:    Peakstone Realty Trust, a Maryland real estate investment trust, its general partner

By:    /s/ Javier F. Bitar
Name:    Javier F. Bitar
Title:    Chief Financial Officer

CONSENT OF MASTER LANDLORD

Master Landlord hereby consents to the foregoing Amendment on the same terms as are set forth in the Consent. Further, notwithstanding the amendment and restatement of the Master Lease or the modifications to the Sublease set forth in this Amendment, Master Landlord (a) acknowledges and agrees that the Consent shall remain in full force and effect with respect to the Sublease (as amended by this Amendment), (b) reaffirms its obligations under the Consent and (c) agrees that any reference made in the Consent to the Sublease or any terms or conditions contained therein shall mean the Sublease or those terms or conditions as modified by this Amendment. Further, Master Landlord hereby agrees to the terms of Section 3 of this Amendment.

MASTER LANDLORD:

GCPI, LLC,
a Delaware limited liability company

By:    The Shields 2009 Irrevocable Trust under Trust Agreement dated May 22, 2009, its sole member

By:    /s/ Eileen Shields
Name:    Eileen Shields f/k/a Eileen Roggin
Title:    Family Trustee

By:    /s/ Eileen Shields
Name:    Eileen Shields f/k/a Eileen Roggin on behalf of Jordan Shields, pursuant to Delegation of Authority by Co-Trustees, under The Shields 2009 Irrevocable Trust dated May 22, 2009
Title:    Independent Trustee

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